SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                October 13, 2003
                Date of Report (date of earliest event reported)


                         Berthel Growth & Income Trust I
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                  33-89506                   52-1915821
 ------------------------------   ---------------             -----------------
(State of Other Jurisdiction of  (Commission File            (IRS Employer
 Incorporation or Organization)       Number)                Identification No.)


                       701 Tama Street, Marion, Iowa 52302
                     --------------------------------------
                    (Address of Principal Executive Offices)


                                 (319) 447-5700
                            -------------------------
                           (Issuer's telephone number)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 4.  Changes in Registrant's Certifying Accountant.

On October 13, 2003, Berthel Growth & Income Trust I ("Trust") notified Deloitte & Touche ("Deloitte") that it would be dismissing Deloitte and appointing a new independent certifying accountant for the current fiscal year. The Trust has engaged McGladrey & Pullen, LLP as its new independent certifying accountant for the current fiscal year. The audit committee of the board of directors has approved these changes.

The audit reports of Deloitte on the financial statements of the Trust as of and for the fiscal years ended December 31, 2002 and 2001 included an explanatory paragraph expressing substantial doubt about the Trust's ability to continue as a going concern and an explanatory paragraph with respect to the valuation of investments. Except as described above, the audit reports did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years of the Partnership ended December 31, 2002 and 2001 and the subsequent interim period preceding the Partnership's notification to Deloitte of its intention to dismiss Deloitte, there were no disagreements between the Partnership and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events described under
Item 304(a)(1)(v) of Regulation S-K.



Item 7.  Financial Statements and Exhibits.

Exhibit 16-Letter from Deloitte & Touche to the Securities and Exchange Commission dated October 15, 2003.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Berthel Growth & Income Trust I

Date: October 16, 2003                 /s/  Ronald O. Brendengen
      -----------------                ----------------------------------------
                                            Ronald O. Brendengen
                                            Chief Financial Officer
                                            Berthel Fisher & Company Planning,
                                            Inc.
                                            Trust Advisor